UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2005

Outlook Group Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-18815	39-1278569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1180 American Drive, Neenah, Wisconsin		54956
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(920) 722-2333

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

In October 2005, the shareholders of Outlook Group Corp. approved the adoption of the Outlook Group Corp. 2005 Stock Incentive Plan (the "Plan"), which approval has previously been reported by OGC.

In connection with the Plan, OGC has adopted (effective as of December 21, 2005) forms of agreements for the following type of awards which may be made under the Plan:
1. Form of option grant for officers and employees.
2. Form of option grant for non-employee directors.
3. Form of restricted stock award for officers and employees.
4. Form of restricted stock award for non-employee directors.

All of the forms of agreements are in accordance with the provisions of, and alternatives provided in, the Plan. Terms of the specific awards will vary in: the number of shares subject to the awards; the vesting periods (or other arrangements), if any; the exercise price of any option; the date of grant; and identity of the recipients. The forms of agreements will be filed as exhibits to OGC’s next Quarterly Report on Form 10-Q.

Also on December 21, 2005, OGC’s Compensation Committee made an award of 500 restricted shares to Michael Cisler, in connection with his recent election to the OGC Board of Directors. The shares will vest over a four year period. No other awards of options or restricted stock have been made under the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Group Corp.

December 22, 2005	By:	Paul M. Drewek

Name: Paul M. Drewek
Title: Chief Financial Officer